EXHIBIT 99.1
                   RYDER SYSTEM, INC. EMPLOYEE SAVINGS PLAN B
           ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1998

                                                        NUMBER OF
                                                      SHARES, UNITS
                                                       OR PRINCIPAL                                  MARKET
                    ISSUER                               AMOUNTS               COST                   VALUE
----------------------------------------              -------------       ------------           ------------
Ryder System, Inc. Common Stock Fund*                    3,862,449        $ 27,729,937             31,363,088
Fidelity Short-Term Interest Fund*                       9,897,307           9,897,307              9,897,307
Fidelity Equity-Income Fund*                               834,673          42,433,958             46,366,100
Putnam Voyager Fund A                                    4,079,907          58,553,586             89,431,572
Fidelity Contrafund*                                       838,632          40,600,574             47,625,900
Fidelity Diversified International Fund*                 1,080,408          18,369,414             19,144,830
Fidelity Asset Manager Growth*                             249,626           4,750,197              4,663,010
Fidelity Asset Manager*                                    167,200           3,056,720              2,907,602
Fidelity Asset Manager Income*                             100,831           1,243,424              1,242,244
Fidelity U.S. Bond Index Fund*                             234,302           2,538,841              2,582,011
Spartan U.S. Equity Index Fund*                            207,766           7,648,886              9,133,413
Fidelity Aggressive Growth Fund*                           138,885           3,897,074              4,412,366
Fidelity Growth Company Fund*                               72,150           3,431,110              3,681,099
Participant Loans                                       17,817,309                  --             17,817,309
                                                                          ------------            -----------
                                                                          $224,151,028            290,267,851
                                                                          ============            ===========

* Represents a Party-in-Interest

                                                                                            NUMBER OF
                                                                                          SHARES, UNITS
                                                                                          OR PRINCIPAL      CONTRACT      MARKET
                                      INVESTMENT CONTRACTS                                   AMOUNTS          VALUE        VALUE
---------------------------------------------------------------------------------------   -------------   -----------    ---------
TRADITIONAL GUARANTEED INVESTMENT CONTRACTS:
  Aetna Life Insurance Co.                    014162             7.85%          9/30/99     $ 2,633,502     2,633,502    2,679,824
  AIG Life Insurance Co.                      GIC-898            7.08%          6/30/99       1,269,636     1,269,636    1,293,777
  Allstate Life Insurance Co.                 6006               6.87%          4/02/01       2,418,373     2,418,373    2,517,104
  Continental Assurance Co.                   MBIA/CNA 24000     6.04%          6/30/99       1,676,616     1,676,616    1,685,306
  Continental Assurance Co.                   GP-12917           5.17%          3/31/99       2,344,227     2,344,227    2,345,052
  Continental Assurance Co.                   GP-24037-006       6.04%         12/31/99       1,928,538     1,928,538    1,950,565
  John Hancock Mutual Life Insurance Co.      7747               8.02%          9/30/99       1,948,182     1,948,182    1,987,824
  John Hancock Mutual Life Insurance Co.      8613               7.21%         10/02/00       2,151,805     2,151,805    2,240,614
  Metropolitan Life                           GAC 24757          6.42%         12/31/99       2,755,661     2,755,661    2,803,204
  Monumental Life Insurance Co.               BDA00626FR-00      7.03%          3/31/00       1,956,536     1,956,536    2,023,634
  New York Life                               GA30317            6.29%          6/30/99         667,862       667,862      671,989
  New York Life                               GA30317002         6.44%          8/16/99       1,564,452     1,564,452    1,577,774
  Pacific Life Insurance Co.                  G-26167.01         4.20%          1/19/99         927,640       927,640      925,710
  Principal Life Insurance Co.                42,112,901         5.95%          9/29/00         856,868       856,868      867,359
  Principal Life Insurance Co.                42,112,902         7.05%         12/31/99       2,545,354     2,545,354    2,618,128
  Prudential Insurance Co. of America         007819 211         5.77%          7/31/00       2,569,794     2,569,794    2,585,162
  Transamerica Occidental Life Insurance Co.  51214              7.10%          3/31/99       1,600,749     1,600,749    1,608,509

SYNTHETIC GUARANTEED INVESTMENT CONTACTS:
  AIG Financial Products Corp.                163083             6.48%          1/15/99       3,075,131     3,075,131    3,147,728
  Chase Manhattan Bank                        401,078            5.95%          1/15/99       2,452,071     2,452,071    2,499,772
  Chase Manhattan Bank                        401,266            4.55%          2/16/99       2,581,922     2,581,922    2,553,987
  Deutsche Bank                               FID-RYD-1          5.75%          1/15/99       2,725,684     2,725,684    2,724,192
  Monumental Life Insurance Co.               BDA00367TR-03      5.86%          1/15/99       1,839,459     1,839,459    1,839,793
  Monumental Life Insurance Co.               BDA00367TR-04      4.73%         10/15/01       2,471,579     2,471,579    2,452,802
  Monumental Life Insurance Co.               BDA00367TR-02      6.16%          1/15/99       3,028,216     3,028,216    3,066,173
  Morgan Guaranty                             RYDER01A           6.02%          1/15/99       2,465,835     2,465,835    2,489,998
  Morgan Guaranty                             RYDER02            5.98%          1/15/99       1,945,342     1,945,342    1,959,006
  State Street Bank                           98,052             5.87%          1/15/99       1,854,951     1,854,951    1,856,569
  Transamerica Life Insurance and Annuity Co. 76710              6.34%          1/25/99       2,451,312     2,451,312    2,508,647
  Union Bank of Switzerland                   2340               6.40%           1/6/99       3,080,118     3,080,118    3,133,665
  Westdeutsche Landesbank                     WLB6007            5.97%          1/15/99       3,325,218     3,325,218    3,329,606
                                                                                            -----------   -----------   ----------
                                                                                            $65,112,633    65,112,633   65,943,473
                                                                                            ===========   ===========   ==========

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